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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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
      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                      UCAR INTERNATIONAL INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------
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[LOGO]                               UCAR INTERNATIONAL INC.

                                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     TO BE HELD ON MAY 7, 2002 AND
                                     PROXY STATEMENT

                                            This Proxy Statement is dated
                                            March 29, 2002.

[LOGO]

UCAR INTERNATIONAL INC.           Brandywine West, 1521 Concord Pike, Suite 301,
                                                            Wilmington, DE 19803

GILBERT E. PLAYFORD
Chairman of the Board

Fellow Stockholders:

It is my pleasure to invite you to our annual meeting, which will be held on May 7, 2002, at 10:00 a.m., at the Hotel du Pont, Wilmington, Delaware.

In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark your votes on the accompanying proxy or vote instruction card, sign it and promptly return it in the accompanying envelope. Most of our stockholders hold their shares in street name, and we are offering them the opportunity to vote by telephone or via the Internet as instructed in the proxy statement or on the vote instruction card. Please vote by whichever method is most convenient to ensure your shares are represented at the meeting.

We hope that many of you will be able to attend our annual meeting in person. If you wish to do so, please indicate your intention where requested on the accompanying proxy or vote instruction card. In addition, please write your name, where indicated, on the attached admission ticket and bring it with you to the meeting.

We appreciate the continuing interest of our stockholders in our business, and we look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ G.E. Playford

                                          Chairman of the Board

[LOGO]

UCAR INTERNATIONAL INC.           Brandywine West, 1521 Concord Pike, Suite 301,
                                                            Wilmington, DE 19803

KAREN G. NARWOLD
Vice President,
General Counsel,
Human Resources
and Secretary

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 2002

The annual meeting of stockholders of UCAR International Inc. will be held at 10:00 a.m. on May 7, 2002, at the Hotel du Pont, Wilmington, Delaware, for the following purposes:

    1. To elect 7 directors to serve on UCAR's Board of Directors until the annual meeting of stockholders for 2003.

    2. To amend the Amended and Restated Certificate of Incorporation of the Corporation to change the name of the Corporation to GrafTech International Ltd.

    3.  To transact such other business as may properly come before the meeting.

To ensure that your shares are represented at the meeting in the event that you do not attend, please mark your votes on the accompanying proxy or vote instruction card, sign it, date it and promptly return it in the accompanying envelope or vote via the Internet or by telephone as instructed in question two under "Questions and Answers" of the proxy statement or on the vote instruction card.

                                          By Order of the Board of Directors,

                                          /s/ Karen G. Narwold

                                          Vice President, General Counsel,
                                          Human Resources and Secretary

[LOGO]

UCAR INTERNATIONAL INC.           Brandywine West, 1521 Concord Pike, Suite 301,
                                                            Wilmington, DE 19803

                                PROXY STATEMENT
                  FOR ANNUAL MEETING OF STOCKHOLDERS FOR 2002
                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Questions and Answers.......................................      1

Proposals on Which You May Vote.............................      5

Proposal One: Election of Directors.........................      6

Nominees for the Board of Directors.........................      6

The Board of Directors......................................      9

Committees of the Board.....................................     10

Board Committee Membership Roster...........................     11

Change in Independent Accountants...........................     12

Audit and Finance Committee Report..........................     13

Organization, Compensation and Pension Committee Report.....     14

Director Compensation.......................................     16

Stock Ownership Guidelines for Directors and Senior
  Management................................................     17

Executive Compensation......................................     18

  Summary Compensation Table................................     18

  Option Grants in 2001.....................................     19

  Aggregated Option Exercises in 2001 and Option Values at
    December 31, 2001.......................................     20

  Retirement Plan Table.....................................     23

  Stock Performance Graph...................................     25

Security Ownership of Management and Certain Beneficial
  Owners....................................................     26

Other Information...........................................     28

  Section 16(a) Beneficial Ownership Reporting Compliance...     28

  Certain Transactions......................................     28

Proposal Two: Change the Name of the Corporation............     29

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                             QUESTIONS AND ANSWERS

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
----------------------------------------------------------------------

1.   Q:   WHAT IS THE PURPOSE OF THE PROXY?

     A: This proxy statement and the accompanying proxy relate to the annual meeting of stockholders of UCAR International
          Inc., a Delaware corporation ("UCAR" or the "Corporation" and, together with its subsidiaries, "we," "us" or "our"), for 2002. UCAR's Board of Directors is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. The proxy authorizes a person other than a stockholder, called the proxyholder, who will be present at the meeting, to cast the votes which the stockholder would be entitled to cast at the meeting if the stockholder were present. This proxy statement and the accompanying proxy will be first mailed to stockholders beginning on or about March 29, 2002.

          IMPACT ON ATTENDING IN PERSON. Submitting a proxy will not affect your right to vote in person should you decide to
          attend our annual meeting.
----------------------------------------------------------------------

2.   Q:   HOW DO I CAST MY VOTE?

     A:   If you hold your shares in street name (such as in a
          brokerage account or in the name of a bank or other
          nominee), there are four different ways you may cast your
          vote. You can vote by:

     - TELEPHONE, by calling the toll-free number on the vote instruction card.

     - THE INTERNET, by logging onto www.proxyvote.com and then following the instructions as they appear on your computer screen. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.
          Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

     - MARKING, SIGNING, DATING AND MAILING the vote instruction card and returning it in the envelope provided.

     - ATTENDING AND VOTING AT THE MEETING, if you marked your vote instruction card that you will attend the meeting and obtained authorization from your bank, broker or nominee pursuant to instructions on your vote instruction card.

          DEADLINE FOR INTERNET AND TELEPHONE VOTING. Votes submitted electronically via the Internet or by telephone must be received by midnight, eastern daylight savings time, on May
          6, 2002.

          If you hold your shares registered in your name, there are two different ways you may cast your vote. You may vote by:

     - MARKING, SIGNING, DATING AND MAILING the accompanying proxy and returning it in the envelope provided.

     -    ATTENDING AND VOTING AT THE MEETING after you have indicated
          your intention to attend the meeting on the accompanying
          proxy.
----------------------------------------------------------------------

                                       1
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3.   Q:   WHAT MATTERS ARE BEING SUBMITTED TO A VOTE?

     A:   The only matters known to management to be submitted to a
          vote of stockholders at the meeting are (1) the election of directors and (2) a change in the name of the Corporation.
          If any of the nominees nominated by UCAR's Board of
          Directors is not available for election at the time of the meeting, discretionary authority will be exercised by the
          proxyholders designated in the accompanying proxy to vote
          for substitutes designated by UCAR's Board of Directors
          unless UCAR's Board of Directors chooses to reduce the
          number of directors.
----------------------------------------------------------------------

4.   Q:   HOW WILL THE PROXYHOLDERS VOTE MY SHARES?

     A: When you give a proxy, regardless of the method by which given, the proxyholders will vote your shares as instructed on the proxy with respect to the matters specified on the proxy.

          In addition, if other matters are submitted to a vote of stockholders at the meeting, your proxy on the accompanying form gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, your shares will be voted on that matter as recommended by UCAR's Board of Directors.

          If you submit a proxy but do not mark your votes, your
          shares will be voted FOR the election of each nominee that has been nominated by UCAR's Board of Directors and FOR the amendment to the Amended and Restated Certificate of
          Incorporation to change the name of the Corporation to
          GrafTech International Ltd.
----------------------------------------------------------------------

5.   Q:   HOW DO I REVOKE A PROXY?

     A: IF YOU HOLD YOUR SHARES REGISTERED IN YOUR NAME, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by voting by submitting a ballot at the meeting.

          IF YOUR SHARES ARE HELD IN STREET NAME, THERE ARE SPECIAL
          PROCEDURES THAT YOU MUST FOLLOW IN CONNECTION WITH REVOKING
          A PROXY SUBMITTED VIA THE INTERNET OR BY TELEPHONE OR VOTING
          BY BALLOT AT THE MEETING.

          VOTING BEFORE THE DEADLINE OF MIDNIGHT, EASTERN DAYLIGHT
          SAVINGS TIME, ON MAY 6, 2002. If you submit a proxy via the
          Internet, by telephone or by marking, signing and returning the vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

          VOTING AFTER THE DEADLINE OF MIDNIGHT, EASTERN DAYLIGHT
          SAVINGS TIME, ON MAY 6, 2002. If you submit a proxy via the
          Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

          VOTING BY BALLOT AT THE MEETING. If you submit a proxy via the Internet, by telephone or by marking, signing and
          returning the vote instruction card and wish to revoke it
          and vote at the meeting, you must contact your broker, bank or other nominee and follow the requirements set by your
          broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.
----------------------------------------------------------------------

                                       2
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6.   Q:   HOW DO I NAME ANOTHER PROXYHOLDER?

     A:   You may designate as your proxyholder(s) any person(s) other than those named on the accompanying proxy by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver
          the proxy to the person(s) you designated and they must be present and vote at the meeting. Proxies on which other
          proxyholders have been designated should not be mailed or
          delivered to us.
----------------------------------------------------------------------

7.   Q:   WHO MAY VOTE?

     A: Stockholders as of the close of business on March 15, 2002 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours during the ten days prior to the annual meeting at UCAR's principal executive offices at Brandywine
          West, 1521 Concord Pike, Suite 301, Wilmington, DE 19803.

          Each share of common stock, par value $.01 per share, of
          UCAR is entitled to one vote. As of March 15, 2002,
          56,795,279 shares of common stock were outstanding. Those
          shares were held by 45 stockholders of record.
----------------------------------------------------------------------

8.   Q:   WHAT IF I PARTICIPATE IN THE SAVINGS PLAN?

     A:   If you participate in the UCAR Carbon Savings Plan, your
          proxy will represent both the number of shares registered in your name and the number of shares allocated to your account in the Savings Plan. All of these shares will be voted by
          the trustee for the Savings Plan in accordance with your
          directions on the proxy submitted by you.
----------------------------------------------------------------------

9.   Q:   WHAT IS A QUORUM?

     A:   A quorum is the minimum number of outstanding shares of
          common stock and other eligible voting stock, the holders of which must be present at a meeting in order to duly convene the meeting. The quorum for our annual meeting is the
          presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock.
----------------------------------------------------------------------

10.  Q:   WHAT VOTES ARE USED TO DETERMINE THE OUTCOME OF ANY MATTER
          SUBMITTED TO A VOTE?

     A: Only those votes cast for or against a proposal are used in determining the results of a vote.

          ABSTENTIONS AND BROKER NON-VOTES. The stockholders whose
          proxies show abstentions or constitute broker non-votes are included for purposes of determining the presence of a
          quorum. With respect to the approval of any particular
          proposal, however, since they are not affirmative votes for the proposal they have the same effect as votes against the proposal.
----------------------------------------------------------------------

11.  Q:   How many votes are required for each nominee to be elected as a member of UCAR's Board of Directors?

     A:   Each nominee must receive a plurality of the votes cast in order to be elected as a director.
----------------------------------------------------------------------

12.  Q:   HOW MANY VOTES ARE REQUIRED TO CHANGE THE NAME OF THE
          CORPORATION?

     A:   The affirmative vote of the holders of a majority of the
          outstanding shares of common stock is required to change the name of the Corporation.
----------------------------------------------------------------------

                                       3
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13.  Q:   HOW MUCH DID THIS PROXY SOLICITATION COST?

     A:   The costs for the solicitation of proxies by UCAR's Board of
          Directors is anticipated to be approximately $10,000, which will be borne by us. We will request banks, brokers and
          other nominees, including custodians and fiduciaries, to
          forward soliciting material to beneficial owners of our
          common stock and will pay such persons for forwarding such material. In addition to the solicitation of proxies
          generally by means of this proxy statement, officers or
          other employees, without extra remuneration, may solicit
          proxies by telephone or other means of personal contact.
----------------------------------------------------------------------

14.  Q:   WHO ARE UCAR'S INDEPENDENT ACCOUNTANTS AND WILL
          REPRESENTATIVES THEREOF BE AVAILABLE TO RESPOND TO QUESTIONS
          AT THE MEETING?

     A: Deloitte & Touche LLP was our independent accountant for 2001. We have not yet selected an independent accountant for 2002.

          Representatives of Deloitte & Touche will be present at the meeting, will be given the opportunity to make a statement if they desire to do so and will respond to appropriate
          questions of stockholders. Deloitte & Touche has advised us that neither it nor any of its members has any direct
          financial interest in UCAR as a promoter, underwriter,
          voting trustee, director, officer or employee.
----------------------------------------------------------------------

15.  Q:   WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
          DUE?

     A: Any proposal (including any nomination for election to UCAR's Board of Directors) which a stockholder wishes to have considered for inclusion in the proxy statement for the annual meeting of stockholders for 2003 must be received by the Secretary of UCAR at UCAR's principal executive office on or before November 29, 2002 and must otherwise comply with SEC rules.

          UCAR's By-Laws provide that written notice of any proposal
          (including any such nomination) by a stockholder must be
          received by the Secretary of UCAR not later than the date
          that is 105 days before the meeting before which such
          proposal (or nomination) is to be brought, except in certain circumstances, and must contain detailed information
          regarding the proposal (and, if applicable, the nominee) and the stockholder making the proposal (or nomination),
          including the name of the stockholder and the number of
          shares of common stock owned beneficially and of record by the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying
          them)). Any proposal (other than a nomination for election to UCAR's Board of Directors) which a stockholder wishes to have considered must also describe the stockholder's
          material direct or indirect interest in UCAR (including any material direct or indirect interest that his or her
          affiliates, all groups of which he or she is a member and
          all persons with whom he or she is acting in concert). A
          stockholder proposing to nominate a candidate for election to UCAR's Board of Directors must disclose any professional, commercial, business or familial relationship the
          stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them))
          has to the nominee (including his or her affiliates, all
          groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case
          identifying them)). The chairman of the annual meeting for
          2003 shall determine whether any such proposal (or
          nomination) was properly brought. If such proposal (or
          nomination) was not properly brought, then the chairman
          shall not allow a vote on the proposal (or nomination).
          Proxyholders named in the proxy accompanying the proxy
          statement for the annual meeting for 2003 will have
          discretionary authority to vote on any proposal submitted
          after such deadline.
----------------------------------------------------------------------

                        PROPOSALS ON WHICH YOU MAY VOTE

--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS

Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted for the election to UCAR's Board of Directors of each of the seven nominees listed below, beginning on page 6. UCAR'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

2.  CHANGE THE NAME OF THE CORPORATION

Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted to approve an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to change the name of the Corporation to GrafTech International Ltd. UCAR'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

--------------------------------------------------------------------------------

                      PROPOSAL ONE: ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

                      NOMINEES FOR THE BOARD OF DIRECTORS

    The seven nominees listed below were unanimously nominated by UCAR's Board of Directors. Each nominee has consented to being named as a nominee for election as a director and agreed to serve if elected. Each nominee who is elected will serve as a director until his or her successor is elected at the next annual meeting of stockholders or until his or her earlier removal or resignation. Except as otherwise described below, if any of the nominees is not available for election at the time of the meeting, discretionary authority will be exercised to vote for substitutes designated by UCAR's Board of Directors unless UCAR's Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable.

    The ages of the nominees are given as of March 1, 2002.

                               GILBERT E. PLAYFORD Director since 1998
           [LOGO]              Age 54
                               Mr. Playford joined UCAR as President and Chief Executive
                               Officer in June 1998. In September 1999, Mr. Playford also became the Chairman of the Board. From January 1996 to June
                               1998, he was the President and Chief Executive Officer of
                               LionOre Mining International Ltd., a Toronto Stock Exchange
                               company which he founded and which is engaged in mining
                               nickel in Botswana and nickel/gold in Australia. Prior to
                               founding LionOre Mining International Ltd., of which he
                               continues to serve as a director and non-executive Deputy
                               Chairman, Mr. Playford spent his career with Union Carbide
                               Corporation. We are the successor to the Carbon Products
                               Division of Union Carbide. Mr. Playford began his career in
                               1972 with Union Carbide in Canada. In 1989, after several
                               years in Europe and Canada, he was appointed Corporate Vice
                               President, Strategic Planning of Union Carbide. In 1990, he
                               became Vice President, Corporate Holdings of Union Carbide.
                               He assumed the additional responsibility of President and
                               Chief Executive Officer of Union Carbide's Canadian
                               subsidiary in 1991. Mr. Playford was named Vice President,
                               Treasurer and Principal Financial Officer of Union Carbide
                               in 1992. In his capacity as Principal Financial Officer of
                               Union Carbide, he also served as a nominee of Union Carbide on UCAR's Board of Directors from 1992 until our leveraged equity recapitalization in January 1995. He took on
                               additional duties as Vice President for Union Carbide's
                               latex and paint business in 1993. Mr. Playford left Union
                               Carbide in January 1996.

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
                               R. EUGENE CARTLEDGE Director since 1996
           [LOGO]              Age 72
                               From 1986 until his retirement in 1994, Mr. Cartledge was
                               the Chairman of the Board and Chief Executive Officer of
                               Union Camp Corporation. Mr. Cartledge retired as Chairman of the Board of Savannah Foods & Industries, Inc. in December
                               1997. He is a director of Chase Industries, Inc., Sun
                               Company, Inc., Delta Air Lines, Inc. and Formica
                               Corporation.

                               MARY B. CRANSTON Director since 2000
           [LOGO]              Age 54
                               Ms. Cranston is a partner and has served since 1999 as
                               Chairperson of Pillsbury Winthrop LLP, an international law firm. Ms. Cranston is based in San Francisco, California.
                               Ms. Cranston has been practicing complex litigation,
                               including antitrust, telecommunications and securities
                               litigation, with Pillsbury Winthrop LLP since 1975. She is a director of the San Francisco Chamber of Commerce and the
                               Bay Area Council, and a trustee of the San Francisco Ballet and Stanford University.

                               JOHN R. HALL Director since 1995
           [LOGO]              Age 69
                               From 1981 until his retirement in 1997, Mr. Hall was
                               Chairman of the Board and Chief Executive Officer of Ashland
                               Inc. Mr. Hall had served in various engineering and
                               managerial capacities at Ashland Inc. since 1957. He retired as Chairman of Arch Coal Inc. in 1998. He served as a
                               director of Reynolds Metals Company from 1985 to 2000. Mr.
                               Hall currently serves as a member of the Boards of Bank One
                               Corporation, Canada Life Assurance Company, CSX Corporation,
                               Humana Inc. and USEC Inc. Mr. Hall graduated from Vanderbilt
                               University in 1955 with a degree in Chemical Engineering and later served as Vanderbilt's Board Chairman from 1995 to
                               1999.

                               THOMAS MARSHALL Director since 1998
           [LOGO]              Age 73
                               Mr. Marshall retired in 1995 as Chairman of the Board and
                               Chief Executive Officer of Aristech Chemical Corporation, a
                               spinoff of USX Corporation, which positions he had held
                               since 1986. Mr. Marshall had previously served as President of the U.S. Diversified Group, a unit covering 18 divisions and subsidiaries, including Manufacturing, Fabricating and
                               Chemicals, of USX Corporation. Mr. Marshall serves on the
                               Board of the National Flag Foundation. He is a trustee of
                               the University of Pittsburgh and Chairman of the Thomas
                               Marshall Foundation.

                               FERRELL P. MCCLEAN Director since February 2002
           [LOGO]              Age 55
                               Ms. McClean was the Managing Director and Senior Advisor to
                               the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of
                               2001. Ms. McClean joined J.P. Morgan & Co. Incorporated in
                               1969 and founded the Leveraged Buyout and Restructuring
                               Group within the Mergers & Acquisitions Group in 1986. From
                               1991 until 2000, Ms. McClean was the Managing Director and co-headed the Global Energy Group within the Investment
                               Banking Group at J.P. Morgan & Co.

                               MICHAEL C. NAHL Director since 1999
           [LOGO]              Age 59
                               Mr. Nahl is Senior Vice President and Chief Financial
                               Officer of Albany International Corporation, a manufacturer of paper machine clothing, which are the belts of fabric
                               that carry paper stock through the paper production process.
                               He joined Albany International Corporation in 1981 as Group
                               Vice President, Corporate and was appointed to his present position in 1983. Mr. Nahl is a member of the Chase
                               Manhattan Corporation Northeast Regional Advisory Board.

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                                       8

                             THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

STRUCTURE OF THE BOARD

    - Under the By-Laws, UCAR's Board of Directors fixes the number of directors. UCAR's Board of Directors currently consists of seven members, each of whom is an outside director except for Mr. Playford, UCAR's President and Chief Executive Officer.

    - UCAR's Board of Directors has adopted a requirement that directors retire as such no later than the annual meeting of stockholders following the date on which they attain 74 years of age.

    - UCAR's Board of Directors has established three standing committees, each of which is comprised of outside directors, so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board.

AGREEMENTS IN CONNECTION WITH ELECTION OF DIRECTORS

In connection with the settlement in October 1999 of the securities class action lawsuit which had been commenced in April 1998 against UCAR and certain former and current directors and officers, UCAR agreed that it would take and cause to be taken all reasonable and appropriate steps for the nomination for re-election and the re-election of Ms. Cranston at our annual meetings through 2002 unless she resigns, retires, dies, becomes disabled, is removed or not re-nominated for good cause shown, is removed or resigns in connection with a change of control of UCAR, or is not re-elected by our stockholders. UCAR has also agreed that Ms. Cranston would be appointed as a member of the Audit and Finance Committee.

MEETINGS OF THE BOARD

    - UCAR's Board of Directors met 5 times in 2001.

    - Each director who was then serving attended at least 75% of the total number of meetings of UCAR's Board of Directors and meetings of committees of UCAR's Board of Directors of which he or she was a member.

COMMITTEES OF THE BOARD

A description of the functions of each committee is set forth on page 10 and the members of each committee at March 1, 2002 and the number of meetings held by each committee in 2001 are set forth under the Board Committee Membership Roster on page 11.

--------------------------------------------------------------------------------

                            COMMITTEES OF THE BOARD

--------------------------------------------------------------------------------

AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee is responsible, on an independent and objective basis, for:

    - monitoring systems for accounting, auditing, financial reporting and internal controls, including internal controls relating to finance (including financial obligations and covenants) and legal compliance (including business ethics and conflicts of interests);

    - fostering adherence to and continuous improvement in those systems at all levels within the enterprise;

    - providing for open communication among independent accountants, financial and senior management, internal auditors and UCAR's Board of Directors;

    - reviewing and evaluating audits by the independent accountants and internal auditors;

    - reviewing and evaluating internal strategic risk assessments and audits;
      and

    - reviewing, prior to public dissemination or filing with the SEC or any stock exchange or market, financial statements, financial reports and other material financial information to be publicly disseminated or so filed.

ORGANIZATION, COMPENSATION AND PENSION COMMITTEE

The Organization, Compensation and Pension Committee is responsible for:

    - monitoring organizational systems, including those relating to management development and succession planning, and providing for open communication among senior management, the human resources department and UCAR's Board of Directors;

    - fostering continuous improvement in those systems at all levels within the enterprise, to attract and retain qualified employees, align interests of stockholders and employees, incent employees to improve performance and reward employees for improvements in performance, in each case on both a long term and short term basis;

    - monitoring the creation, modification, termination and funding of compensation, retirement, benefit and welfare arrangements for senior management and other employees generally;

    - reviewing and evaluating compensation arrangements for senior management and directors and reviewing, prior to filing with the SEC, compensation reports and other material compensation information to be so filed; and

    - reviewing and, to the extent specified by UCAR's Board of Directors, administering stock-based compensation plans.

NOMINATING COMMITTEE

The Nominating Committee is responsible for:

    - reviewing the criteria for nominees for election as a director of UCAR and recommending individuals to UCAR's Board of Directors for nomination for election as directors of UCAR.

--------------------------------------------------------------------------------

                       BOARD COMMITTEE MEMBERSHIP ROSTER

--------------------------------------------------------------------------------

                                                                        ORGANIZATION,
                                                                        COMPENSATION
                                                     AUDIT AND           AND
                       NAME                          FINANCE(1)         PENSION      NOMINATING
----------------------------------------------------------------------------------------------
Gilbert E. Playford
----------------------------------------------------------------------------------------------

R. Eugene Cartledge                                                          x           x(2)
----------------------------------------------------------------------------------------------

Mary B. Cranston                                             x                           x
----------------------------------------------------------------------------------------------

John R. Hall                                                                 x(2)
----------------------------------------------------------------------------------------------

Thomas Marshall                                              x(3)            x
----------------------------------------------------------------------------------------------

Ferrell P. McClean
----------------------------------------------------------------------------------------------

Michael C. Nahl                                              x(2)                        x
----------------------------------------------------------------------------------------------

Number of Meetings in 2001                                   7               2           2
----------------------------------------------------------------------------------------------

(1) All members of the Audit and Finance Committee are independent within the meaning of the rules of the New York Stock Exchange.

(2) Committee Chairperson.

(3) Ms. McClean will replace Mr. Marshall as a member of the Audit and Finance Committee effective April 15, 2002.

--------------------------------------------------------------------------------

                       CHANGE IN INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC, THE FOLLOWING INFORMATION RELATING TO INDEPENDENT ACCOUNTANTS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL WITHIN THE MEANING OF REGULATIONS 14A AND 14C UNDER THE SECURITIES EXCHANGE ACT OF 1934, FILED WITH THE SEC UNDER THE EXCHANGE ACT OR OTHERWISE SUBJECT TO REGULATIONS 14A OR 14C OR THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED WITH THE SEC.

On May 8, 2001, UCAR's Board of Directors, upon the recommendation of the Audit and Finance Committee, appointed Deloitte & Touche as the independent accountants to audit the financial statements of UCAR and its consolidated subsidiaries for the fiscal year ending December 31, 2001. Deloitte & Touche replaced UCAR's prior independent accountants, KPMG LLP. UCAR's Board of Directors appointed Deloitte & Touche after the completion of a proposal process.

The reports of KPMG on the consolidated financial statements of UCAR as of and for the fiscal years ended December 31, 1999 and 2000 did not contain any adverse opinion or disclaimer of opinion. These reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1999 and 2000 and during the period between December 31, 2000 and May 8, 2001, there were no disagreements between KPMG and UCAR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with their reports. Furthermore, during the fiscal years ended December 31, 1999 and 2000 and during the period between December 31, 2000 and May 8, 2001, there were no "reportable events" as described in Paragraph 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 1999 and 2000 and during the period between December 31, 2000 and May 8, 2001, neither UCAR nor anyone on its behalf consulted Deloitte & Touche regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on UCAR's consolidated financial statements or (ii) any matter that was either the subject of a disagreement (as described in Paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Paragraph 304(a)(1)(v) of Regulation S-K).

UCAR provided KPMG with a copy of this disclosure and requested KPMG to furnish UCAR with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of KPMG's letter was filed as an exhibit to the Current Report on Form 8-K filed by UCAR with the SEC on May 15, 2001 to report this event.

--------------------------------------------------------------------------------

                       AUDIT AND FINANCE COMMITTEE REPORT

--------------------------------------------------------------------------------

IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC, THE FOLLOWING REPORT OF THE AUDIT AND FINANCE COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL WITHIN THE MEANING OF REGULATIONS 14A AND 14C UNDER THE SECURITIES EXCHANGE ACT OF 1934, FILED WITH THE SEC UNDER THE EXCHANGE ACT OR OTHERWISE SUBJECT TO REGULATIONS 14A OR 14C OR THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED WITH THE SEC.

UCAR's Board of Directors has established an Audit and Finance Committee, consisting of three directors. Each of the members of the Audit and Finance Committee is independent within the meaning of the rules of the New York Stock Exchange. UCAR's Board of Directors has adopted a written charter for the Committee.

The Committee assists UCAR's Board of Directors in fulfilling its oversight responsibilities as described on page 10.

The Committee reviewed and discussed UCAR's audited consolidated financial statements for the year ended December 31, 2001 with UCAR's management and Deloitte & Touche, UCAR's independent accountants. The Committee also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of the independent accountants' judgment as to the quality, as well as the acceptability, of UCAR's accounting principles and such other matters that generally accepted auditing standards require to be discussed with an audit committee. The Committee also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee discussed with Deloitte & Touche the independence of Deloitte & Touche from us and our management. The Committee also determined that the provision of non-audit services by Deloitte & Touche to us was compatible with the maintenance by Deloitte & Touche of its independence from UCAR.

Based on its review and discussions noted above, the Committee recommended to UCAR's Board of Directors that it approve, and UCAR's Board of Directors approved, the inclusion of UCAR's audited consolidated financial statements in UCAR's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC.

All professional services rendered by Deloitte & Touche during 2001 were furnished at customary rates. Below is a summary of the fees we paid to Deloitte & Touche for services provided in 2001:

    - AUDIT FEES: We paid Deloitte & Touche approximately $700,000 in connection with their audit of our 2001 financial statements and their reviews of our financial statements for the second and third quarter of 2001.

    - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: We did not pay any financial information systems design and implementation fees to Deloitte & Touche.

    - ALL OTHER FEES: We paid Deloitte & Touche approximately $1,000,000 in all other fees, principally related to tax matters.

                                          AUDIT AND FINANCE COMMITTEE

                                          Michael C. Nahl, Chairperson
                                          Mary B. Cranston
                                          Thomas Marshall

--------------------------------------------------------------------------------

            ORGANIZATION, COMPENSATION AND PENSION COMMITTEE REPORT

--------------------------------------------------------------------------------

IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC, THE FOLLOWING REPORT OF THE ORGANIZATION, COMPENSATION AND PENSION COMMITTEE AND THE TABLE AND OTHER INFORMATION UNDER "STOCK PERFORMANCE GRAPH" ON PAGE 25 SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL WITHIN THE MEANING OF REGULATIONS 14A AND 14C UNDER THE SECURITIES EXCHANGE ACT OF 1934, FILED WITH THE SEC UNDER THE EXCHANGE ACT OR OTHERWISE SUBJECT TO REGULATIONS 14A OR 14C OR THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED WITH THE SEC.

UCAR's philosophy has always been, and continues to be, to seek to align the interests of management with the interests of stockholders. UCAR seeks to implement this philosophy through a combination of base compensation (including benefits) and stock- and cash-based incentives. In general, base compensation is intended to be sufficient to attract, retain and motivate qualified management employees. Stock-based incentive compensation is designed to reward management for increases in the market value of the common stock. The Committee believes that this is the primary interest of stockholders and that, over the long term, improvements in the performance of UCAR's business will be the primary drivers of such increases. The Committee also recognizes that, notwithstanding improvements in performance, increases in market value may not be realized on a timely basis due to external factors beyond management's control. The Committee believes that cash-based incentive compensation is an important element in keeping management focused on improving UCAR's performance despite the impact of those external factors.

Implementation of this philosophy is tempered by several factors. First, competition for qualified management employees is intense. Second, UCAR continues to bear a significant burden relating to antitrust and other legal issues even though many of those issues have been resolved. At the same time, it has encountered a very difficult business environment. This is due to, among other things, economic conditions which are materially adversely affecting the steel and metals industries that are UCAR's principal customers.

Consistent with this philosophy, compensation of senior management consists primarily of base salary, annual cash bonuses and stock options and restricted stock. Each of the components mentioned is awarded to the chief executive officer by UCAR's Board of Directors based on recommendations of the Committee and to the other members of senior management by UCAR's Board of Directors based on recommendations by the chief executive officer as well as the Committee.

Base salary for each member of senior management is determined after taking into account his or her current or new position and current base salary, salaries and other compensation offered by other companies for individuals in equivalent positions, the performance during the prior year of the business or functional unit for which he or she was responsible and, to the extent relevant, the geographic area in which he or she is or will be employed.

Annual cash bonuses awarded to each member of senior management are determined based on the factors mentioned above, achievement of specified goals during the prior year and performance of UCAR as a whole during the prior year. Annual cash bonuses for each year are determined and payable in the following year. Plans for annual cash bonuses were suspended during the 2001 first half due to UCAR's financial performance at that time. These plans were reinstated during the 2001 second half following successful completion of UCAR's public offering of common stock in July 2001. The specified goals for 2001 related to return on invested capital, net debt and achievement of corporate and division strategic milestones. Annual cash bonuses for 2001 were not awarded by UCAR's Board of Directors as a result of UCAR's financial performance during 2001. The goals and form of award for 2002 have not yet been specified or approved by UCAR's Board of Directors.

Stock options granted to each member of senior management are determined based on the same factors as those mentioned above. A stock option grant was made in September 2001 to over 180 management employees, including members of senior management. Most of these stock options had a long-term vesting period designed to retain management employees for an extended period. A portion of the stock options granted to six members of senior management vested immediately in recognition of extraordinary efforts made by them during the 2001 first half in connection with certain strategic initiatives.

Mr. Playford's compensation for 2001 was determined on the same basis as other members of senior management (commensurate with his position).

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of the $1 million limit certain elements of compensation, including performance based compensation, provided that certain requirements are met. While the Committee and UCAR's Board of Directors considered the impact of Section 162(m) in connection with adopting and implementing the philosophy described above, they do not believe that
Section 162(m) is a significant factor in determining the amount or types of compensation to be paid to senior management or the conditions to payment of such compensation.

                                          ORGANIZATION, COMPENSATION
                                          AND PENSION COMMITTEE

                                          John R. Hall, Chairperson
                                          R. Eugene Cartledge
                                          Thomas Marshall

--------------------------------------------------------------------------------

                             DIRECTOR COMPENSATION

--------------------------------------------------------------------------------

Employee directors do not receive compensation for rendering services as directors. All directors are entitled to reimbursement for all expenses incurred in rendering services as directors. Non-employee directors are entitled to receive the compensation described below.

    - ANNUAL RETAINER: $25,000 ($27,000, if chairperson of one or more committees).

    - MEETING FEE: $1,000 for each meeting attended, regardless of whether the meeting is held on the same day as other meetings and regardless of whether the meeting continues for more than one day.

    - STOCK OPTION GRANTS: Options for the purchase of shares of common stock as described below.

REGULAR STOCK OPTION GRANTS. We have adopted a policy of granting to non-employee directors then serving options to purchase that number of shares of common stock fixed annually by UCAR's Board of Directors (the "ANNUAL GRANTS"). We have also adopted a policy of granting to non-employee directors options to purchase 5,000 shares of common stock (the "INITIAL GRANTS") as well as a prorated portion of the Annual Grants upon their initial election as directors. For 2001, the Annual Grant covered 7,700 shares of common stock and, for 2002, 6,200 shares of common stock. All of these options vest one year after the date of grant so long as the director is then serving as a director. The exercise price per share of these options is fair market value on the date of grant, which is defined under the relevant stock option plan as the closing sale price of a share of common stock on the last trading date preceding the date of grant. Vested options granted to a non-employee director expire upon the earlier of ten years after the date of grant or four years after the director ceases to be a director. Other provisions relating to these options are the same as those relating to options granted to management as described on page 21.

OTHER COMPENSATION. We have in the past and may in the future award additional cash or stock-based compensation to one or more directors for special services rendered to UCAR.

STOCK OPTION GRANTS IN LIEU OF CASH PAYMENTS. Each non-employee director agreed to receive a grant of options in lieu of payment for meeting fees earned during 2001 as set forth in the following table. These options vested on the date of grant. The exercise price, term and other provisions are the same as those described above.

                                                              SHARES UNDERLYING OPTIONS
                                                              GRANTED IN LIEU OF 2001
                            NAME                                MEETING FEES
-----------------------------------------------------------------------------------------
R. EUGENE CARTLEDGE                                                      3,720
-----------------------------------------------------------------------------------------
MARY B. CRANSTON                                                         3,340
-----------------------------------------------------------------------------------------
JOHN R. HALL                                                             2,710
-----------------------------------------------------------------------------------------
THOMAS MARSHALL                                                          4,490
-----------------------------------------------------------------------------------------
FERRELL P. MCCLEAN                                                          --
-----------------------------------------------------------------------------------------
MICHAEL C. NAHL                                                          4,490
-----------------------------------------------------------------------------------------
TOTAL                                                                   18,750
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND SENIOR MANAGEMENT

--------------------------------------------------------------------------------

UCAR's Board of Directors has adopted guidelines for ownership of common stock by directors and senior management. Compliance with the guidelines is voluntary.

Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of common stock with a market value equal to at least $150,000. UCAR's Board of Directors has adopted a policy providing that we will not finance the purchase or holding of these shares by directors.

In addition, under the guidelines, certain members of senior management should, within five years after appointment as a member of senior management, own shares of common stock with a market value equal to his or her annual base salary (or, in the case of the chief executive officer, three times his annual base salary).

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

The following table sets forth certain information concerning compensation received by our chief executive officer at December 31, 2001 and each of our other four most highly compensated executive officers at December 31, 2001 who received total salary and bonus compensation in excess of $100,000 for services rendered in all capacities (including service as a director of UCAR or an officer or director of one or more of our subsidiaries) during our last fiscal year. The individuals listed in the following table are sometimes called the "named executive officers."

                         SUMMARY COMPENSATION TABLE(A)


                                                                                    LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION                      AWARDS          PAYOUTS
                                                VARIABLE       OTHER ANNUAL    RESTRICTED  SECURITIES LONG TERM
  NAME AND PRINCIPAL                           COMPENSATION    COMPENSATION     STOCK      UNDERLYING   PLAN        ALL OTHER
       POSITIONS          YEAR       SALARY       (B)             (C)           AWARDS     OPTIONS    PAYOUTS      COMPENSATION(D)
-----------------------------------------------------------------------------------------------------------------------------------
GILBERT E. PLAYFORD        2001     $650,000     $     --        $200,729            --     274,000         --         $83,695
  CHAIRMAN OF THE          2000      650,000           --         213,447       100,000     300,000         --          86,474
  BOARD, CHIEF             1999      540,000      645,000         261,514            --          --         --          79,946
  EXECUTIVE OFFICER AND
  PRESIDENT(E)
-----------------------------------------------------------------------------------------------------------------------------------

CORRADO F. DE GASPERIS     2001      230,000           --          55,584            --      57,500         --          13,683
  VICE PRESIDENT, CHIEF    2000      210,000           --          22,364            --      90,000         --          14,033
  FINANCIAL OFFICER AND    1999      181,005      175,000         127,698            --          --         --          14,359
  CHIEF INFORMATION
  OFFICER(F)
-----------------------------------------------------------------------------------------------------------------------------------

SCOTT C. MASON             2001      285,312           --          44,266            --      87,000         --          16,854
  EXECUTIVE VICE           2000      225,000      155,000          93,614            --     230,000         --           5,625
  PRESIDENT, ADVANCED
  ENERGY TECHNOLOGY
  DIVISION(G)
-----------------------------------------------------------------------------------------------------------------------------------

KAREN G. NARWOLD           2001      230,000           --          45,218            --      57,500         --          11,419
  VICE PRESIDENT,          2000      200,000           --          27,847            --      70,000         --          12,387
  GENERAL COUNSEL,         1999      170,000      145,000         115,740            --      10,000         --          11,962
  HUMAN RESOURCES AND
  SECRETARY(H)
-----------------------------------------------------------------------------------------------------------------------------------

CRAIG S. SHULAR            2001      285,312           --          58,623            --      87,000         --          18,449
  EXECUTIVE VICE           2000      275,000   -- 250,000          27,683            --     130,000         --          19,213
  PRESIDENT, GRAPHITE      1999      225,000                       78,322            --     150,000         --          20,477
  POWER SYSTEMS
  DIVISION(I)
-----------------------------------------------------------------------------------------------------------------------------------

(a) Includes, for each year, compensation earned but deferred under compensation deferral or other applicable plans or statutory provisions.

(b) Consists of cash bonuses under various plans or as otherwise approved by UCAR's Board of Directors and, for Mr. Mason, a one-time sign-on bonus paid upon commencement of employment.

(c) Includes for 2001, 2000 and 1999 (respectively and as applicable, except as otherwise noted): for Mr. Playford, $7,268, $17,843 and $4,851, for Mr. De Gasperis, $5,925, $3,750 and $10,925, for Mr. Mason, $4,440 and $13,475, for
    Ms. Narwold, $5,925, $3,750 and $10,925, and for Mr. Shular, $5,925, $3,750
    and $13,125, of financial planning services and related tax advice and, in certain cases, tax return preparation services; for Mr. Playford, $136,923, $172,319 and $134,245, for Mr. De Gasperis, $14,791, $18,614 and $14,502,
    for Mr. Mason, $19,016 and $18,099, for Ms. Narwold, $12,677, $15,954 and
    $10,745, and for Mr. Shular, $19,016, $23,933 and $18,454, of imputed interest income and reimbursement for tax liabilities on non-interest bearing loans made under various programs; for Mr. Playford, $19,576, $23,285 and $24,795, and for 2000, Mr. Mason, $14,750, of
    reimbursement for miscellaneous expenses and, if applicable, reimbursement for tax liabilities thereon; for Mr. Playford, $36,962, $0 and $97,623, for Mr. De Gasperis, $34,868, $0 and $102,271, for Mr. Mason, $20,810 and
    $47,290, for Ms. Narwold, $26,616, $8,143 and $94,070, and for Mr. Shular,
    $22,721, $0 and $46,743, of reimbursement for relocation expenses and, if applicable, reimbursement for tax liabilities thereon; and for 2001, for Mr. Shular, $10,961, for allowances for international service.

(d) Includes for 2001, 2000 and 1999 (respectively and as applicable, except as otherwise noted): for Mr. Playford, $74,062, $77,100 and $70,948, for Mr. De Gasperis, $4,050, $4,803 and $5,361, for 2001, for Mr. Mason,
    $10,479, for Ms. Narwold, $5,044, $6,012 and $5,962, and for Mr. Shular,
    $12,074, $12,838 and $14,477, for annual life insurance premiums paid on a split dollar life contract; and for Mr. Playford, $9,633, $9,374 and $8,998, for Mr. De Gasperis, $9,633, $9,230 and $8,998, for Mr. Mason, $6,375 and $5,625, for Ms. Narwold, $6,375, $6,375 and $6,000, and for Mr. Shular,
    $6,375, $6,375 and $6,000, for employer contributions to the Savings Plan. The amount of the whole life insurance portion reported as paid for the executive is the entire premium minus that portion of the premium actually paid by the executive. We recover our contributions following the latest of the executive's retirement, attainment of age 65 or fifteenth year of participation.

(e) Mr. Playford joined us as Chief Executive Officer and President in June 1998 and became Chairman of the Board in September 1999.

(f) Mr. De Gasperis joined us as Controller in July 1998, became Vice President and Chief Information Officer in February 2000 and became Vice President, Chief Financial Officer and Chief Information Officer in May 2001.

(g) Mr. Mason joined us as Director of Mergers and Acquisitions of UCAR and Chief Financial Officer of our subsidiary, Graftech Inc., in April 2000 and became Executive Vice President, Advanced Energy Technology Division, in August 2001.

(h) Ms. Narwold joined us as Regulatory and Commercial Counsel in July 1990, became Assistant General Counsel in May 1995, became Deputy General Counsel in January 1999, became Vice President, General Counsel and Secretary in September 1999, and became Vice President, General Counsel, Human Resources and Secretary in August 2001.

(i) Mr. Shular joined us as Vice President and Chief Financial Officer in January 1999, became Executive Vice President, Electrode Sales and Marketing, and Chief Financial Officer in February 2000 and became Executive Vice President, Graphite Power Systems Division in August 2001.

The following table sets forth certain information relating to options granted to the named executive officers during 2001.

                             OPTION GRANTS IN 2001

                                            INDIVIDUAL GRANTS
                                           PERCENT
                                NUMBER     OF TOTAL                          POTENTIAL REALIZABLE
                                  OF       OPTIONS                          VALUE AT ASSUMED ANNUAL
                                SECURITIES GRANTED    EXERCISE               RATES OF STOCK PRICE
                                UNDERLYING   TO       PRICE                 APPRECIATION FOR OPTION
                                OPTIONS    EMPLOYEES   PER       EXPIRATION          TERM
             NAME               GRANTED    IN 2001    SHARE        DATE         5%          10%
---------------------------------------------------------------------------------------------------
GILBERT E. PLAYFORD             274,000      15.8%     $8.85      9/25/11   $1,525,007   $3,864,666
---------------------------------------------------------------------------------------------------
CORRADO F. DE GASPERIS           57,500       3.3%      8.85      9/25/11      320,029      811,016
---------------------------------------------------------------------------------------------------
SCOTT C. MASON                   87,000       5.0%      8.85      9/25/11      484,217    1,227,102
---------------------------------------------------------------------------------------------------
KAREN G. NARWOLD                 57,500       3.3%      8.85      9/25/11      320,029      811,016
---------------------------------------------------------------------------------------------------
CRAIG S. SHULAR                  87,000       5.0%      8.85      9/25/11      484,217    1,227,102
---------------------------------------------------------------------------------------------------

The following table sets forth certain information relating to the exercise of previously granted options by the named executive officers during 2001.

                      AGGREGATED OPTION EXERCISES IN 2001
                     AND OPTION VALUES AT DECEMBER 31, 2001

                                                                                   VALUE OF
                                                     NUMBER OF SECURITIES        UNEXERCISED
                          NUMBER OF                 UNDERLYING UNEXERCISED       IN-THE-MONEY
                          SHARES                     OPTIONS AT DECEMBER          OPTIONS AT
                          ACQUIRED       VALUE             31, 2001           DECEMBER 31, 2001
          NAME            ON EXERCISE    REALIZED   (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)
-------------------------------------------------------------------------------------------------
GILBERT E. PLAYFORD            --           --         641,000/533,000        $75,850/$1,073,050
-------------------------------------------------------------------------------------------------
CORRADO F. DE GASPERIS         --           --         108,500/135,000          23,125/211,650
-------------------------------------------------------------------------------------------------
SCOTT C. MASON                 --           --          65,000/252,000          27,750/304,400
-------------------------------------------------------------------------------------------------
KAREN G. NARWOLD               --           --          77,579/123,334          28,538/190,250
-------------------------------------------------------------------------------------------------
CRAIG S. SHULAR                --           --         165,000/202,000          27,750/347,200
-------------------------------------------------------------------------------------------------

EMPLOYMENT AND OTHER AGREEMENTS

In June 1998, we entered into a five-year employment agreement with Mr. Playford to serve as President and Chief Executive Officer, which was amended in August 2001. The agreement automatically renews for successive additional one-year terms, unless we give written notice of non-renewal no later than 90 days prior to any renewal date or Mr. Playford gives written notice of non-renewal at least one year prior to the first renewal date or nine months prior to any subsequent renewal date.

Mr. Playford is entitled to receive a base salary (which may be increased by UCAR's Board of Directors) of $650,000 and annual cash bonuses (commensurate with his position). In addition, for the purpose of calculating Mr. Playford's benefits under the UCAR Carbon Retirement Program, (1) Mr. Playford earns, ratably over the initial term of the agreement, credit for 26.5 years of prior service, substantially all of which was with Union Carbide, and (2) the amount of benefits receivable by Mr. Playford under the UCAR Carbon Retirement Program will be likewise ratably offset by the amount of benefits receivable by him under the Union Carbide Retirement Program.

At the time he entered into the employment agreement, Mr. Playford received options to purchase 300,000 shares of common stock. Two-thirds of the options vested on the second anniversary of the date of grant and the balance of the options vested on the third anniversary of the date of grant. The exercise price per share of the options ($30.58 per share) was equal to the fair market value at the date of grant, which was defined at that time under the relevant stock option plan as the average of the high and low trading prices for the 20 business days immediately preceding the date of grant. The options expire in January 2007. Other provisions relating to the options are described below. In recognition of Mr. Playford's appointment as Chairman of the Board in September 1999, in addition to President and Chief Executive Officer, and to provide incentives to him during difficult operating circumstances, UCAR's Board of Directors approved a grant to Mr. Playford of 100,000 shares of restricted stock, of which 70,000 shares will vest in June 2003 and 30,000 shares will vest in December 2004, in both cases assuming Mr. Playford is still employed by us. The grant was effective on January 1, 2000.

The agreement provides for termination (subject to certain notice and other procedural provisions) by us for cause or without cause or by Mr. Playford for good reason and contains a noncompetition covenant which continues for a period of two years beyond the expiration of the then current term. If we terminate
Mr. Playford's employment without cause or Mr. Playford resigns for good reason, then Mr. Playford will be entitled to severance payments and enhanced pension benefits and all of his years of prior service, substantially all of which was with Union Carbide, will be immediately recognized. Those severance payments will equal 2.99 times the sum of Mr. Playford's base salary and the cash bonus paid or payable for the calendar year ending on or immediately before termination. Mr. Playford's pension benefits will be enhanced by assuming that he had an additional three years of age and three years of service. These benefits are payable commencing immediately following termination of employment and are not reduced for early commencement of benefits.

We have agreed that, for the purpose of calculating Mr. Mason's and Mr. Shular's benefits under the UCAR Carbon Retirement Program, Mr. Mason and Mr. Shular earn, ratably over five years, credit for 18.5 years and 22.5 years, respectively, of prior service, all of which was with Union Carbide, with the same offset arrangement as Mr. Playford.

UCAR's Board of Directors has approved severance compensation agreements for the named executive officers and other members of senior management. In the case of the named executive officers, the agreements provide for severance compensation equal to 2.99 times the officer's base salary and, with respect to U.S. employees, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement). The officers are entitled to the compensation if they are terminated (other than for cause) or resign for good reason within three years after a change of control. A change of control has the same meaning under the agreements as it has under the stock option plans described below.

STOCK OPTION PLANS

We maintain several plans which provide for the grant of options to purchase shares of common stock to management employees and which are amended from time to time. Non-employee directors are eligible to receive options under one of the plans and the number of shares of common stock subject to plans in which named executive officers and non-employee directors are eligible to participate is about 5,400,000 including shares subject to options that are currently outstanding. Management employees have been and may be granted vested or unvested options at the discretion of UCAR's Board of Directors or the Organization, Compensation and Pension Committee. Unvested options granted to management employees have vested or may vest on satisfaction of such employment or performance conditions as may be provided in the plan or as may be imposed by UCAR's Board of Directors or the Organization, Compensation and Pension Committee at the time of grant. Currently, the definition of fair market value under those plans means the closing sale price of a share of common stock on the last trading day preceding the relevant date. The exercise price of options may, under certain circumstances, be paid with the proceeds from the sale of shares to be issued upon exercise of such options. Our option plans are administered through a third party broker. Any shares subject to, and the exercise prices of, options are subject to adjustment for stock dividends, stock splits, share combinations and certain other events. All options which have been granted, and substantially all options which may be granted, under the plans are nonqualified stock options. Options awarded to employees expire on, among other dates, the date fixed by UCAR's Board of Directors or the Organization, Compensation and Pension Committee at the time the options are granted, but must expire within no more than 12 years under one plan, or 10 years under other plans, after the date of grant.

We have the right to cancel substantially all outstanding options in the event of a change of control, in which event we are required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares. For this purpose, a change of control occurs on:

    - the date on which any person or group becomes the beneficial owner of 15% or more of the then outstanding common stock or voting securities of UCAR, except that with respect to pre-existing stockholders who beneficially owned 15% or more of the common stock or voting securities of UCAR as of a specified date, a change of control occurs on the date such pre-existing stockholders beneficially own 22.5% or more of the common stock or voting securities of UCAR;

    - the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 15% (or 22.5%, in the case of such pre-existing stockholders) or more of the then outstanding common stock or voting securities of UCAR;

    - the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of UCAR, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of UCAR's Board of Directors;

    - the date on which stockholders of UCAR approve a complete liquidation or dissolution of UCAR; or

    - the date on which UCAR consummates certain reorganizations, mergers, asset sales or similar transactions.

COMPENSATION DEFERRAL PLAN

We maintain a compensation deferral plan for the benefit of United States-paid management employees who participate in a cash bonus or other variable compensation program. The plan is effective for compensation that would otherwise be payable on or after January 1, 2000. Under the plan, participants are able to defer up to 85% of their variable compensation, up to 50% of their base salary and up to 100% of their lump sum payments from our nonqualified retirement plans. Distributions from the plan generally will be made upon retirement or other termination of employment, unless further deferred by the participant. In addition, a participant may irrevocably elect to receive interim distributions prior to retirement or other termination of employment.

SAVINGS PLAN

We maintain the UCAR Carbon Savings Plan, which is qualified under Sections 401(a) and 401(k) of the Code. All of our regular, full-time employees in the U.S. are eligible to participate in the Savings Plan. The Savings Plan consists of two types of accounts, a personal investment account to which participants may make contributions on an after-tax basis and a tax deferred account to which participants may make contributions on a pre-tax basis. For each eligible employee who elects to participate in the Savings Plan and makes a contribution, we make a matching contribution. As of December 31, 2001, the matching contribution is 50% of the amount contributed by the employee to the extent that the employee contributes between 1% and 7 1/2% of the employee's compensation. The maximum contribution for any participant for any year is 17 1/2% of such participant's compensation. Contributions to the Savings Plan are invested, as the employee directs, in various funds offered under the Savings Plan from time to time, including funds that invest entirely in our common stock (either at fair market value or, subject to restrictions on resale and reinvestment, at a discount of 10% from fair market value). Distributions from the Savings Plan generally will be made only upon retirement or other termination of employment, unless deferred by the participant.

Effective January 1, 2002, we implemented a number of changes to the Savings Plan. Participants, other than union employees, may, subject to statutory limits, contribute as much as 50% of compensation and matching contribution will be 100% of the first 3% of compensation and 50% of the next 2% of compensation that a participant contributes. In addition, for participants, other than union employees and eligible employees who have elected to remain in the qualified retirement plan described below, we will also contribute each year an amount equal to 2.5% of the participant's compensation up to the social security taxable wage base for the year, plus 5% of compensation above the social security wage base. A participant becomes fully vested in these additional contributions once he or she has completed five years of service. These additional contributions are called "Defined Contributions."

RETIREMENT PROGRAM

Prior to February 25, 1991, substantially all of our domestic employees participated in the Union Carbide Retirement Program. Effective February 25, 1991, we adopted the UCAR Carbon Retirement Program, which was similar to the Union Carbide Retirement Program at that time. The cost of the UCAR Carbon Retirement Program is borne entirely by us. The UCAR Carbon Retirement Program covers substantially all of our employees in the U.S. and certain U.S. nationals employed by our foreign subsidiaries. Retirement and death benefits related to employee service through February 25, 1991 are covered by the Union Carbide Retirement Program. Benefits paid by the Union Carbide Retirement Program are based on final average pay through February 25, 1991 plus salary increases (not to exceed 6% per year) through January 26, 1995. All of our employees who retired prior to February 25, 1991 are covered under the Union Carbide Retirement Program. Subject to certain limitations, all service and earnings recognized under the Union Carbide Retirement Program prior to February 25, 1991 are recognized under the UCAR Carbon Retirement Program.

                             RETIREMENT PLAN TABLE

The following table sets forth the estimated annual benefits payable, based on the indicated credited years of service and the indicated average annual compensation used in calculating benefits, assuming a normal retirement at age 65 in 2001, under the Union Carbide Retirement Program and the UCAR Carbon Retirement Program on a combined basis.

AVERAGE ANNUAL                                 YEARS OF SERVICE
 COMPENSATION              15         20         25         30         35         40
---------------------------------------------------------------------------------------
     $  100,000         $ 22,500   $ 30,000   $ 37,500   $ 45,000   $ 52,500   $ 60,000
        150,000           33,570     45,000     56,520     67,500     78,750     90,000
        250,000           56,520     75,000     93,750    112,500    131,250    150,000
        500,000          112,500    150,000    187,500    225,000    262,500    300,000
      1,000,000          225,000    300,000    375,000    450,000    525,000    600,000
---------------------------------------------------------------------------------------

Under the UCAR Carbon Retirement Program, the monthly amount of an employee's retirement benefit upon retirement at age 65 is a percentage of average monthly compensation received during the thirty-six month period preceding retirement, or the highest average monthly compensation received during any three calendar years in the ten calendar years preceding retirement if it would result in a higher pension benefit, multiplied by the number of years of service credit, less up to 50% of projected primary Social Security benefits and less any public pension (except any military pension or any benefit under the Social Security
Act). An employee who is (1) age 62 or over with ten or more years of service credit or (2) whose age and service credit add up to 85 may voluntarily retire earlier than age 65 with a retirement benefit unreduced because of early retirement, based on years of service credit at the date of retirement. The compensation covered by the UCAR Carbon Retirement Program includes salary and certain variable compensation, including group profit sharing in an amount up to 8% through 1999, and 12% thereafter, of the employee's base salary. The benefits payable reflected in the preceding table are calculated on a straight life annuity basis and are subject to an offset for such Social Security benefits.

For federal income tax purposes, the amount of benefits that can be paid from a qualified retirement plan is restricted. We have adopted nonqualified unfunded plans for payment of those benefits at retirement that cannot be paid from our qualified retirement plan. These nonqualified plans together with our qualified retirement plan constitute the UCAR Carbon Retirement Program. Employees who retire after January 1, 1994 may elect to receive the payment of benefits from these nonqualified unfunded plans monthly or in a lump sum. Benefits under certain of these plans, under certain circumstances, may be terminated if UCAR's Board of Directors determines that an employee has engaged in activities which are detrimental to the interests of, or are in competition with, us. Except with respect to years of service as described above for Messrs. Playford, Mason and Shular, the practical effect of these nonqualified plans, together with the qualified plans, is to calculate benefits to all employees, including those who are officers and directors, on a uniform basis.

Benefits under these nonqualified plans are generally paid out of our general assets, although they may also be paid through grantor trusts adopted by us or by purchase of annuities. When we purchase annuities, this does not increase the after-tax amount of benefits to which employees are entitled, but does relieve us of liability for the benefits under the nonqualified plans covered by such annuities.

Effective January 1, 2002, we implemented a number of changes to the qualified retirement plan. Except for union employees and employees who make the election described below, all accrued benefits under the qualified plan have been frozen as of December 31, 2001, and eligible employees will in the future receive benefits under the new provisions of the Savings Plan. Employees who were participants in the qualified plan and who had attained age 40 and completed
5 years of service as of December 31, 2001 have been given a one-time opportunity to elect to remain in the qualified plan and continue accruing benefits under that plan until December 31, 2006 (or such earlier date as we may later determine). With respect to the named executive officers, only
Ms. Narwold was eligible to elect, and did so elect, to remain in the qualified retirement plan.

In connection with the changes to the qualified retirement plan, we are also considering changes to the nonqualified unfunded retirement plans.

As of February 28, 2002, the named executive officers were credited with the number of years of service under the UCAR Carbon Retirement Program (unless noted otherwise) as follows: Mr. Playford, age 54, is credited with 30 years of service, 26.5 of which were with Union Carbide and which vest under the UCAR Carbon Retirement Program ratably over five years ending in 2003; Mr. De Gasperis, age 36, is credited with three years of service; Mr. Mason, age 43, is credited with 20 years of service, 18.5 of which were with Union Carbide and which vest under the UCAR Carbon Retirement Program ratably over five years ending in 2005; Ms. Narwold, age 42, is credited with 11 years of service; and Mr. Shular, age 49, is credited with 25 years of service, 22.5 of which were with Union Carbide and which vest under the UCAR Carbon Retirement Program ratably over five years ending in 2003.

BENEFIT SECURITY

We have adopted grantor trusts to assist us in providing for payment of certain benefit plan obligations to management as well as certain compensation deferred by management and earnings thereon under our compensation deferral plan, all of which are otherwise payable out of our general assets. These obligations include accrued benefits under nonqualified retirement plans and severance obligations under employment and other agreements.

The trusts contain a benefits protection account which makes funds available to the Administrative Committee to assist participants and their beneficiaries in enforcing their claims with respect to those obligations, compensation and earnings upon a change of control. We may from time to time contribute assets to or, with the approval of a majority of UCAR's Board of Directors, withdraw assets from the trusts (other than from the benefits protection account, to which $250,000 has been contributed), except that no withdrawal can be made after a change of control until all such obligations, compensation and earnings are paid or discharged. UCAR has contributed 450,000 shares of unregistered common stock, which are revocable by us, to the trusts. UCAR may at any time register such shares for resale by the trusts. UCAR's Board of Directors may amend or terminate the trusts at any time prior to a change of control. Upon a change of control, the trusts become irrevocable, UCAR is required to make contributions to the trusts sufficient to discharge and pay such obligations, compensation and earnings and the Administrative Committee is required to use the amounts held in the trusts for such purposes. Upon a change of control, no amendment of the trusts may be adopted without the written consent of a majority of the participants and the beneficiaries who are receiving benefits thereunder. Consistent with the requirements of applicable law, the assets of the trusts are subject to the claims of creditors of UCAR in the event of UCAR's insolvency or bankruptcy. For purposes of the grantor trusts, a change of control has the same definition as described in the stock option plans.

                            STOCK PERFORMANCE GRAPH

The graph set forth below shows cumulative total return to stockholders on an initial investment of $100 in the common stock as compared to an initial investment of $100 in the Standard & Poor's 400 Midcap Index and the NYSE Industrials Index over the period from December 31, 1996 through December 31, 2001. Total return assumes dividend reinvestment. The performance shown on the graph is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
UCAR International Inc.   $118.33    $52.78    $52.78    $28.89    $28.43
S&P Midcap 400 Index      $153.03   $180.09   $200.41   $237.21   $198.89
NYSE Industrials          $152.52   $179.93   $200.30   $194.30   $148.81

                                               31 DEC     31 DEC     31 DEC     31 DEC     31 DEC
                                                 97         98         99         00         01
---------------------------------------------------------------------------------------------------

UCAR INTERNATIONAL INC.                        $118.33     $52.78     $52.78     $28.89     $28.43
---------------------------------------------------------------------------------------------------

S&P MIDCAP 400 INDEX                            153.03     180.09     200.41     237.21     198.89
---------------------------------------------------------------------------------------------------

NYSE INDUSTRIALS                                152.52     179.93     200.30     194.30     148.81
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

--------------------------------------------------------------------------------

The following table sets forth, as of March 15, 2002, the number and percentage of outstanding shares of common stock owned, both actually and beneficially as determined pursuant to the rules promulgated by the SEC, by:

    - each stockholder known by UCAR to own more than 5% of the outstanding shares of common stock;

    - each director of UCAR;

    - each of the named executive officers; and

    - all directors and executive officers as a group.

Actual ownership is the same as beneficial ownership, except that it does not include options, some of which may be out-of-the-money as described in the footnotes to the following table.

The number of shares of common stock outstanding as of March 15, 2002 was 56,795,279.

                                           PERCENTAGE OF    TOTAL NUMBER
                            NUMBER OF      OUTSTANDING          OF           PERCENTAGE OF
                             SHARES         SHARES            SHARES         OUTSTANDING SHARES
                            ACTUALLY        (ACTUAL         BENEFICIALLY     (BENEFICIAL
    BENEFICIAL OWNER          OWNED        OWNERSHIP)        OWNED(A)        OWNERSHIP)
-----------------------------------------------------------------------------------------------
Southeastern Asset           8,013,082          14.1%         8,013,082             14.1%
  Management, Inc.(b)
  6075 Poplar Avenue,
  Suite 900
  Memphis, TN 38119
-----------------------------------------------------------------------------------------------
Gabelli Fund, LLC(b)         4,182,755           7.4%         4,182,755              7.4%
  One Corporate Center
  Rye, NY 10580
-----------------------------------------------------------------------------------------------
Frontier Capital             3,567,170           6.3%         3,567,170              6.3%
  Management Co. LLC(b)
  99 Summer Street
  Boston, MA 02110
-----------------------------------------------------------------------------------------------
Gilbert E. Playford            343,156             *            984,156              1.7%
-----------------------------------------------------------------------------------------------
Corrado F. De Gasperis(c)       59,104             *            167,604                *
-----------------------------------------------------------------------------------------------
Scott C. Mason                  39,556             *            104,556                *
-----------------------------------------------------------------------------------------------
Karen G. Narwold                25,748             *            103,327                *
-----------------------------------------------------------------------------------------------
Craig S. Shular                 55,918             *            220,918                *
-----------------------------------------------------------------------------------------------
R. Eugene Cartledge             14,600             *             40,250                *
-----------------------------------------------------------------------------------------------
Mary B. Cranston(d)              2,000             *             27,731                *
-----------------------------------------------------------------------------------------------
John R. Hall                    12,000             *             36,030                *
-----------------------------------------------------------------------------------------------
Thomas Marshall                 10,400             *             36,270                *
-----------------------------------------------------------------------------------------------
Ferrell P. McClean(e)            1,500             *              1,500                *
-----------------------------------------------------------------------------------------------
Michael C. Nahl                  1,200             *             28,680                *
-----------------------------------------------------------------------------------------------
Directors and executive        565,182             *          1,751,022              3.0%
  officers as a group
  (11 persons)
-----------------------------------------------------------------------------------------------

*   Represents holdings of less than one percent.

(a) Includes shares subject to vested options as follows: Mr. Playford, 641,000 shares, of which 600,000 are out-of-the-money; Mr. De Gasperis, 108,500 shares, of which 96,000 are out-of-the-money; Mr. Mason, 65,000 shares, none of which are out-of-the-money; Ms. Narwold, 77,579 shares, of which 63,333 are out-of-the-money; Mr. Shular, 165,000 shares, of which 150,000 are out-of-the-money; Mr. Cartledge, 25,650 shares, of which 8,200 are out-of-the-money; Ms. Cranston, 25,731 shares, of which 8,051 are out-of-the-money; Mr. Hall, 24,030 shares, of which 8,200 are out-of-the-money; Mr. Marshall, 25,870 shares, of which 8,200 are out-of-the-money; and Mr. Nahl, 27,480 shares, of which 8,200 are out-of-the-money; and directors and executive officers as a group, 1,185,840 shares, of which 950,184 are out-of-the-money.

(b) Based solely upon the most recent amended Schedule 13G or Schedule 13D filed through March 15, 2002 by such stockholder with the SEC. Such stockholder may be part of a group which filed the amended Schedule 13G or Schedule 13D jointly.

(c) Includes 4,500 shares owned by Mr. De Gasperis' spouse.

(d) Includes 2,000 shares owned by the Mary & Harold Cranston Family Trust, of which Ms. Cranston is Trustee.

(e) Includes 1,500 shares owned by Ms. McClean's spouse.

--------------------------------------------------------------------------------

                               OTHER INFORMATION

--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires UCAR's directors and officers and holders of more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock and other equity securities of UCAR. UCAR believes that, during 2001, its directors and officers and holders of more than 10% of the outstanding shares of common stock complied with all reporting requirements under Section 16(a), except for Messrs. Playford, De Gasperis and Shular and
Ms. Narwold, each of whom made one late filing which reported one transaction. In addition, Petrus J. Barnard and W. David Cate, who were subject to
Section 16(a) during part of 2001, each made one late filing which reported one transaction.

CERTAIN TRANSACTIONS

UCAR's Board of Directors adopted an executive employee loan program in September 1998. All members of senior management were eligible to participate in the program. Under the program, participants were able to borrow, on a full recourse basis, an amount equal to up to their annual base salary (or, in the case of the chief executive officer, three times his annual base salary). The loans are non-interest-bearing and become due upon the earlier to occur of termination of employment or the expiration of five years from the date of borrowing. We have agreed to reimburse the borrowers for the incremental income tax liability (at such time as such liability is incurred) due on the interest income imputed because of the interest-free nature of the loans. The outstanding amount of each such loan to a named executive officer at December 31, 2001, which is also the largest aggregate amount of each such loan outstanding during 2001, was: $1,620,000 for Mr. Playford; $175,000 for Mr. De Gasperis; $225,000
for Mr. Mason; $150,000 for Ms. Narwold; $225,000 for Mr. Shular; and an aggregate of $2,395,000 for all executive officers as a group. No loans have been made since 2000 and the program was closed with respect to new loans in March 2002.

UCAR's Board of Directors has adopted an executive employee stock purchase program. All members of senior management are eligible to participate in the program. Under the program, participants are able to purchase shares of common stock from UCAR in an amount equal to up to their annual base salary (or, in the case of the chief executive officer, three times his annual base salary). The purchase price per share under the program equals the closing price of a share of common stock on the last trading day prior to the date of purchase. Since all eligible participants had already purchased prior to 2001 virtually all shares which they could have purchased under the program, no member of senior management purchased shares of common stock under the program during 2001.

--------------------------------------------------------------------------------

                PROPOSAL TWO: CHANGE THE NAME OF THE CORPORATION
--------------------------------------------------------------------------------

The Board of Directors adopted, subject to approval by the stockholders, and is proposing for such approval the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

        "Article "FIRST" of the Amended and Restated Certificate of Incorporation of UCAR International Inc. be, and hereby is, amended in its entirety to read as follows:

           FIRST: NAME

               The name of this corporation is GrafTech International Ltd. (the "Corporation")."

In June 1998, we began to implement management changes which have resulted in a new senior management team. This team has actively lowered costs, reduced debt and developed growth initiatives. In early 2001, this team launched a strategic initiative to strengthen our competitive position and to change our vision from an industrial products company to a graphite and carbon technology-based energy solutions company. In connection with this initiative, we have realigned our company around two new operating divisions.

Our Graphite Power Systems Division manufactures and sells high quality graphite and carbon electrodes and cathodes and related services that are key components of the conductive power systems used to produce steel, aluminum and other non-ferrous metals. We are the leading producer of graphite and carbon electrodes and cathodes in the world. The strategic drivers of this division include strengthening its position as the leading major low cost supplier and consistently delivering high quality products and technical services from our global network of facilities to industry leading customers around the world.

Our Advanced Energy Technology Division manufactures and sells high quality, highly engineered natural and synthetic graphite- and carbon-based energy technologies, products and services for the transportation, semiconductor, aerospace, fuel cell power generation, electronics, thermal management and other markets. In addition, this division provides cost-effective technical services for a broad range of markets and licenses our proprietary technology in markets where we do not anticipate engaging in manufacturing ourselves. The strategic drivers of this division include product and service development and commercialization.

Both of our divisions are founded upon graphite and carbon science and process and manufacturing technology. Both of our divisions are focused on using that science and technology to improve and expand the range of their products and services. Both of our divisions seek to use that science and technology to enhance their competitive advantage and generate revenue, earnings and cash flow growth.

The name "UCAR" is derived from the name "Union Carbide," an industrial chemical company and our former parent. We believe that it is important to change the name of the Corporation to reflect our new emphasis on graphite and carbon technology, our new competitive strategy and our new corporate vision. The name "GrafTech" captures this change.

Adoption of the proposed amendment will not affect our business or operations and will be accomplished at nominal cost to the Corporation. Our subsidiary Graftech Inc. will retain is current name and our businesses will continue to use the trade names and trademarks based on the names "UCAR" and "Graftech" as they have in the past.

Adoption of the proposed amendment will not affect the capitalization or capital structure of the Corporation, the rights of stockholders, the validity or transferability of stock certificates or listing of the common stock on the NYSE. The ticker symbol for the common stock on the NYSE will, however, change to "GTI" to more closely represent the new name of the Corporation.

To become effective, the proposed amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock.

UCAR's Board of Directors recommends that stockholders vote FOR the proposed amendment.

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                                       29

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                                ADMISSION TICKET

                            UCAR INTERNATIONAL INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           MAY 7, 2002 AT 10:00 A.M.

                               THE HOTEL DU PONT

                              WILMINGTON, DELAWARE

           PRESENT THIS TICKET TO ADMIT ONE STOCKHOLDER AND ONE GUEST

Name of Stockholder: ___________________________________________________________

Address: _______________________________________________________________________

(See reverse side for directions)

--------------------------------------------------------------------------------

FROM THE NORTH ON I-95 SOUTH (including Philadelphia International Airport)

1.  Take I-95 South through Chester to Wilmington.

2.  Follow I-95 South to Exit 7A marked "52 South, Delaware Avenue."

3. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, turn left on Orange Street; Car Park is on left.

FROM ROUTE 202

1.  Follow Route 202 to I-95 intersection. Take I-95 South.

2.  From I-95 South, follow steps 2 and 3 above.

FROM THE SOUTH ON I-95 NORTH

1. Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Avenue."

2.  From right lane, take Exit 7 onto Adams Street.

3.  At the third traffic light, turn right onto 11th Street.

4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, turn left on Orange Street; Car Park is on left.

FROM THE NORTH ON THE NEW JERSEY TURNPIKE

1.  Take the New Jersey Turnpike South to Delaware Memorial Bridge.

2.  After crossing the Delaware Memorial Bridge, follow signs to I-95 North.

3.  From I-95 North, follow steps 1-4 above.

FROM DOWNSTATE DELAWARE

1.  Take Route 13 North, into Wilmington.

2.  Follow signs marked "North Business, Route 13" to the eighth traffic light.

3.  At the eighth light, make a left onto 10th Street.

4. Follow 10th Street three blocks to Orange Street, and make a right onto Orange Street.

5. Next block is 11th Street. Turn right; Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, continue on Orange Street; Car Park is on left.

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ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A.       ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the listed nominees.

                             FOR      WITHHOLD                                  FOR      WITHHOLD
01 - Gilbert E. Playford     |_|        |_|        05 - Thomas Marshall         |_|        |_|

02 - R. Eugene Cartledge     |_|        |_|        06 - Ferrell P. McClean      |_|        |_|

03 - Mary B. Cranston        |_|        |_|        07 - Michael C. Nahl         |_|        |_|

04 - John R. Hall            |_|        |_|

B.       ISSUES

The Board of Directors recommends a vote FOR the following resolution.

                                                                                     FOR        AGAINST      ABSTAIN
Amend the Amended and Restated Certificate of Incorporation to change the name
of the Corporation to GrafTech International Ltd.                                    |_|          |_|          |_|

Mark this box with an X if you plan to attend the meeting.                           |_|

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of notice of the meeting and the related proxy statement is acknowledged.

C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

The signature on this proxy should correspond exactly with the names printed above. In the case of joint tenancies, both stockholders should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Signature 1                     Signature 2                     Date (dd/mm/yyy)
----------------------------    ----------------------------    ----------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROXY - UCAR INTERNATIONAL INC.
--------------------------------------------------------------------------------

P.O. BOX 11202, NEW YORK, NY 10103-0202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UCAR INTERNATIONAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2002

The undersigned appoints Gilbert E. Playford, Corrado F. De Gasperis and Karen
G. Narwold, and each of them individually, with full power of substitution in each, as proxies of the undersigned to represent the undersigned and vote all shares of common stock of UCAR International Inc. which the undersigned may be entitled to vote at the meeting and at any adjournment or postponement thereof, as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO GRAFTECH INTERNATIONAL LTD. IF THE UNDERSIGNED IS A PARTICIPANT IN THE UCAR CARBON SAVINGS PLAN (THE "SAVINGS PLAN"), THE FRONT OF THIS PROXY SHOWS UNITS ALLOCATED TO THE UNDERSIGNED UNDER THE SAVINGS PLAN AND THIS PROXY CONSTITUTES VOTING INSTRUCTIONS TO THE TRUSTEE UNDER THE SAVINGS PLAN. THE ACTUAL NUMBER OF SHARES ALLOCATED TO THE UNDERSIGNED AND WHICH WILL BE VOTED ON BEHALF OF THE UNDERSIGNED IN RESPECT OF SUCH UNITS MAY VARY SLIGHTLY IN ACCORDANCE WITH THE PROVISIONS OF THE SAVINGS PLAN.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)